                                                                     EXHIBIT 2.1
================================================================================

                             RESTRUCTURING AGREEMENT

                                   dated as of

                                November 9, 2001

                                      among

                     VESPER SAO PAULO S.A. and VESPER S.A.,

             VESPER HOLDING SAO PAULO S.A. and VESPER HOLDING S.A.,


         VELOCOM CAYMAN BRASIL HOLDINGS, QUALCOMM DO BRASIL LTDA., BELL
        CANADA INTERNATIONAL (BRAZIL TELECOM I) LIMITED and BELL CANADA
                        INTERNATIONAL (MEGATEL) LIMITED,

                     VELOCOM INC. and QUALCOMM INCORPORATED,


               NORTEL NETWORKS LIMITED, LUCENT TECHNOLOGIES INC.,
        TELEFONAKTIEBOLAGET LM ERICSSON (PUBL.), HARRIS CORPORATION and
                             QUALCOMM INCORPORATED,

                            VELOCOM DO BRASIL LTDA.,

                             VESPER SAO PAULO CAYMAN

                                       and

                              VESPER HOLDING, LTD.

================================================================================

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
ARTICLE I DEFINITIONS........................................................................2
        SECTION 1.01.     Defined Terms......................................................2
        SECTION 1.02.     Terms Generally....................................................5

ARTICLE II RESTRUCTURING.....................................................................6
        SECTION 2.01.     Purchase of Vendor Loans and Ericsson Local Claims by Newco........6
        SECTION 2.02.     Capitalization of Vendor Loans and Ericsson Local Claims;
                          Payment of Local Vendor Claims.....................................7
        SECTION 2.03.     Exchange of QUALCOMM Loan..........................................7
        SECTION 2.04.     Capitalization of Newco by Existing Shareholders...................8
        SECTION 2.05.     Contribution of AFACs..............................................8
        SECTION 2.06.     Issuance of Newco Warrants.........................................8
        SECTION 2.07.     Newco Registration Rights..........................................8
        SECTION 2.08.     Issuance of Management Stock Options in Newco......................9
        SECTION 2.09.     Subsequent Acts....................................................9

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................................9
        SECTION 3.01.     Organization; Powers...............................................9
        SECTION 3.02.     Authorization; Enforceability......................................9
        SECTION 3.03.     Governmental Approvals; No Conflicts..............................10
        SECTION 3.04.     Compliance with Laws and Agreements...............................10
        SECTION 3.05.     Taxes.............................................................10
        SECTION 3.06.     Newco Ownership...................................................10
        SECTION 3.07.     Solvency..........................................................10
        SECTION 3.08.     Disclosure........................................................10
        SECTION 3.09.     Organization; Powers..............................................11
        SECTION 3.10.     Authorization; Enforceability.....................................11
        SECTION 3.11.     Governmental Approvals; No Conflicts..............................11
        SECTION 3.12.     New Shareholder Representation....................................12

ARTICLE IV CONDITIONS.......................................................................12

ARTICLE V COVENANTS AND AGREEMENTS..........................................................14
        SECTION 5.01.     New Shareholder Contributions.....................................14
        SECTION 5.02.     Repair Services...................................................14
        SECTION 5.03.     Public Disclosure.................................................15

ARTICLE VI MISCELLANEOUS....................................................................16
        SECTION 6.01.     Notices...........................................................16
        SECTION 6.02.     No Deemed Waivers; Remedies Cumulative............................19
        SECTION 6.03.     Expenses; No Indemnification......................................19
        SECTION 6.04.     Survival..........................................................19
        SECTION 6.05.     Counterparts; Integration; Effectiveness..........................19

        SECTION 6.06.     Severability......................................................20
        SECTION 6.07.     Governing Law; Jurisdiction; Service of Process; Etc..............20
        SECTION 6.08.     WAIVER OF JURY TRIAL..............................................21
        SECTION 6.09.     Headings..........................................................21
        SECTION 6.10.     Confidentiality...................................................21
        SECTION 6.11.     Amendment.........................................................22


Schedule I     -  Payments in respect of Vesper Sao Paulo S.A. Vendor Loans

Schedule II    -  Payments in respect of Vesper S.A. Vendor Loans and Ericsson
                  Local Claims

Schedule III   -  Non-Vendor Outstanding Indebtedness

Schedule IV    -  List of Potential Strategic Investors Contacted

Schedule V     -  Vesper S.A. Local Vendor Claims

Schedule VI    -  Vesper Sao Paulo S.A. Local Vendor Claims

Schedule VII   -  Ericsson Local Claims

Exhibit A-1    -  Form of Assignment Agreement of Vesper Sao Paulo S.A.

Exhibit A-2    -  Form of Assignment Agreement of Vesper S.A.

Exhibit B-1    -  Form of Vesper S.A. Release

Exhibit B-2    -  Form of Vesper Sao Paulo S.A. Release

Exhibit C      -  Form of Assignment of Credit Rights

Exhibit D      -  Form of Newco Shareholders Agreement

Exhibit E      -  Form of Newco Loan

Exhibit F      -  Form of Warrant

Exhibit G      -  Form of Registration Rights Agreement

Exhibit H-1    -  Form of Substitution of Administrative Agent Agreement

Exhibit H-2    -  Form of Substitution of Facility Agent Agreement

Exhibit I      -  Form of VeloCom Solvency Certificate

Exhibit J      -  Form of Exchange and Assignment Agreement

            RESTRUCTURING AGREEMENT dated as of November 9, 2001 among VESPER S.A. and VESPER SAO PAULO S.A. (individually, an Operating Company and, collectively, the Operating Companies), VESPER HOLDING S.A. and VESPER HOLDING SAO PAULO S.A. (individually, a Brazilian Holding Company and, collectively, the Brazilian Holding Companies), VELOCOM CAYMAN BRASIL HOLDINGS, QUALCOMM DO BRASIL LTDA., BELL CANADA INTERNATIONAL (BRAZIL TELECOM I) LIMITED and BELL CANADA INTERNATIONAL (MEGATEL) LIMITED (individually, an Existing Shareholder and, collectively, the Existing Shareholders), VELOCOM INC. (VeloCom) and QUALCOMM INCORPORATED (QUALCOMM) (individually, a New Shareholder and, collectively, the New Shareholders), NORTEL NETWORKS LIMITED, LUCENT TECHNOLOGIES INC., TELEFONAKTIEBOLAGET LM ERICSSON (PUBL.) (Ericsson), HARRIS CORPORATION and QUALCOMM (individually, a Vendor and, collectively, the Vendors), VELOCOM DO BRASIL LTDA, VESPER SAO PAULO CAYMAN and VESPER HOLDING, LTD. (Newco) (the Agreement).

                                    RECITALS

A. Reference is hereby made to that certain Common Agreement, dated as of December 27, 1999, among VESPER qSAO PAULO S.A., VESPER HOLDING SAO PAULO S.A., VESPER SAO PAULO CAYMAN, the Administrative Agents party thereto, BANCO CITIBANK S.A., as Collateral and Intercreditor Agent and CITIBANK, N.A., as Collateral and Intercreditor Agent and to the transactions contemplated thereby.

B. Reference is hereby made to that certain Common Terms Agreement, dated as of December 13, 1999, among VESPER HOLDING S.A., VESPER S.A., ABN AMRO BANK N.V., as Agent for itself, NORTEL NETWORKS LIMITED (formerly Nortel Networks Corporation), QUALCOMM INCORPORATED, HARRIS CORPORATION, the Other Pari Passu Facility Agents and LASALLE BANK NATIONAL ASSOCIATION, as Collateral Agent and to the transactions contemplated thereby.

C. The parties hereto have determined that it would be in their mutual best interests to restructure the debt and equity securities of the Operating Companies and the Brazilian Holding Companies in the manner provided below.

D. The New Shareholders, through their Brazilian subsidiaries QUALCOMM do Brasil Ltda. and VeloCom do Brasil Ltda., have contributed approximately $60,338,000 in the form of AFACs to the Operating Companies through their respective Brazilian Holding Companies since June 1, 2001 to continue operations of the Operating Companies, but require a restructuring plan for the Operating Companies prior to committing additional equity.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            AFAC means adiantamento para futuro aumento de capital (Advance for Future Capital Increases).

            Agreement has the meaning set forth in the first paragraph hereof.

            ANATEL means Agencia Nacional de Telecomunicacoes (National Telecommunications Agency).

            Board of Directors means, with respect to any Person, the board of directors (or any similar governing body) of such Person or, unless the context otherwise requires, any authorized committee of the board of directors (or such body) of such Person.

            Brazil means the Federative Republic of Brazil.

            Brazilian Holding Company and Brazilian Holding Companies have the meanings set forth in the first paragraph hereof.

            Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, the city of Sao Paulo or the city of Rio de Janiero are authorized or required by law to remain closed.

            Central Bank means Banco Central do Brasil.

            Dollars or $ refers to lawful money of the United States.

            Effective Date means the date on which the conditions specified in
Article IV are satisfied or waived, but in no event shall be later than November 16, 2001.

            Ericsson has the meaning set forth in the first paragraph hereof.

            Ericsson Local Claims means, with respect to each Operating Company, all claims and other obligations owing from such Operating Company to Ericsson Local Vendor payable in respect of the delivery of equipment or the provision of services which have been invoiced to such Operating Company prior to the Effective Date and set forth in Schedule VII hereto.

            Ericsson Local Vendor means Ericsson Telecomunicacoes S.A. and Ericsson Servicos de Telecomunicacoes Ltda., individually or collectively, as applicable.

            Existing Shareholder and Existing Shareholders have the meanings set forth in the first paragraph hereof.

            Governmental Authority means the government of the United States, Brazil, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            Indebtedness of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all guarantees by such Person of Indebtedness of others, (f) all capital lease obligations of such Person and (h) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances or as an account party in respect of letters of credit; provided, however, that Indebtedness shall not include trade payables arising in the ordinary course of business so long as such trade payables are payable within 120 days of the date the respective goods are delivered or the respective services are rendered and are not overdue.

            Information has the meaning set forth in Section 6.10.

            Lien means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

            Local Vendor means any of the Vesper S.A. Local Vendors or the Vesper Sao Paulo Local Vendors individually.

            Local Vendor Claims means all claims and other obligations owing from the Operating Companies to the Vesper S.A. Local Vendors and the Vesper Sao Paulo S.A. Local Vendors payable in respect of the delivery of equipment or provision of services which have been invoiced to the Operating Companies prior to the Effective Date and set forth in Schedules V and VI hereto.

            Material Adverse Effect means, as to any Obligor, a material adverse effect on (a) the business, assets, property, operations or condition, financial or otherwise, of such Obligor individually, or such Obligor and its subsidiaries taken as a whole, (b) the ability of such Obligor to perform any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party, (c) the validity or the enforceability of the Transaction Documents or (d) the rights and benefits contemplated to be available to the Vendors under this Agreement or any of the other Transaction Documents to which such Obligor is a party.

            Newco has the meaning set forth in the first paragraph hereof.

            New Shareholder and New Shareholders have the meanings set forth in the first paragraph hereof.

            Obligor means any of the Operating Companies, the Brazilian Holding Companies, Vesper Sao Paulo Cayman or Newco.

            Operating Company and Operating Companies have the meanings set forth in the first paragraph hereof.

            Ordinary Share, with respect to equity interests in Newco, has the meaning set forth in the Shareholders Agreement.

            Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            QUALCOMM has the meaning set forth in the first paragraph hereof.

            Real or Reals means the lawful money of Brazil from time to time.

            Restructuring has the meaning set forth in the introduction to
Article 2.

            Shareholders Agreement means the subscription and shareholders agreement for Newco dated as of the date of this Agreement among the New Shareholders, the Existing Shareholders and the Vendors substantially in the form of Exhibit D, setting forth, inter alia, the equity commitments of the New Shareholders in respect of Newco.

            Solvent means, with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities or claims of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable United States federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts or claims as such debts or claims become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business considered in light of the business in which such Person is engaged, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, "claim" and "debt" shall have the meanings ascribed thereto in Section 101 of the U.S. Federal Bankruptcy Code and as interpreted by applicable case law.

            Taxes means any and all present or future taxes, levies, imposts, duties, deductions, charges, prescribed employment and social taxes or withholdings imposed by any Governmental Authority.

            Transaction Documents means, collectively, this Agreement (including all exhibits and schedules hereto) and all other agreements exhibited to this Agreement or contemplated herein to be entered into or exist in respect of the Restructuring (including the Shareholders Agreement and the Warrants, but excluding any agreements in respect of the matters contemplated by Article IV(d)).

            Transactions means the execution, delivery and performance by each party hereto of, and all other transactions contemplated by, the Transaction Documents.

            United States means the United States of America (including any State and the District of Columbia), its territories and possessions and other areas.

            VeloCom has the meaning set forth in the first paragraph hereof.

            Vendor and Vendors have the meanings set forth in the first paragraph hereof.

            Vendor Loans means any and all loans (including all accrued interest including default interest, if any), accounts payable and all other trade payables outstanding or amounts otherwise due and owing on the Effective Date from the Brazilian Holding Companies and the Operating Companies and their subsidiaries to the relevant Vendors and their respective subsidiaries, as the case may be, as such loans and other amounts shall be assigned in connection with the Restructuring, excluding Local Vendor Claims and Ericsson Local Claims.

            Vento Parent means BV Interativa Holdings, a Cayman Islands company and holder of all the then issued and outstanding shares of Vento Ltda., except for nominee shares.

            Vesper S.A. Local Vendors means Northern Telecom do Brasil Industria e Comercio Ltda., Northern Telecom do Brasil Comercio e Servicos Ltda. and Harris do Brasil Ltda..

            Vesper S.A. Vendors means Nortel Networks Limited,
Telefonaktiebolaget LM Ericsson (Publ.), Harris Corporation and QUALCOMM.

            Vesper Sao Paulo S.A. Local Vendors means Lucent Technologies Worldwide Services Inc., Lucent Technologies Network Systems do Brasil Ltda. and Harris do Brasil Ltda.

            Vesper Sao Paulo S.A. Vendors means Lucent Technologies Inc. and Harris Corporation.

            Warrants have the meaning set forth in Section 2.06.

            SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference to any statute, decree, regulation or other applicable law shall be construed as a reference to such statute, law, decree, regulation or other applicable law as re-enacted, redesigned, amended, succeeded or extended from time to time, (c) any reference herein to any Person (including any Person defined in Section 1.01) shall be construed to include such Person's successors and assigns and in the case of any Governmental Authority, any Person succeeding to its functions and capacities, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, cash, securities, accounts and contract rights.

                                   ARTICLE II

                                  RESTRUCTURING

            The parties hereto agree to restructure the debt and equity securities of the Operating Companies and, as specified, their subsidiaries and the Brazilian Holding Companies, by the following actions being taken by the applicable party or parties on the Effective Date (the Restructuring), except as otherwise permitted to be taken thereafter:

            SECTION 2.01. Purchase of Vendor Loans and Ericsson Local Claims by Newco.

            (a) The New Shareholders shall contribute equity to Newco pursuant to the terms of the Shareholders Agreement sufficient to allow Newco to purchase Vendor Loans and Ericsson Local Claims as set forth in paragraphs (b) and (c) of this Section 2.01.

            (b) Newco shall purchase all of the Vendor Loans held by each Vesper Sao Paulo S.A. Vendor and its subsidiaries for an amount payable in cash in Dollars in immediately available funds as set forth in Schedule I. Such purchase of such Vendor Loans shall be effected pursuant to an assignment agreement substantially in the form of Exhibit A-1. At the time of execution of such assignment agreement, each Vesper Sao Paulo S.A. Vendor and Newco shall also effect the resignation of the administrative agent for such Vendor Loans and appointment of Newco as administrative agent pursuant to a substitution of administrative agent agreement substantially in the form of Exhibit H-1.

            (c) Newco shall purchase all of the Vendor Loans held by each Vesper S.A. Vendor (other than QUALCOMM) and its subsidiaries, and shall purchase from Ericsson all of the Ericsson Local Claims, for an amount payable in cash in Dollars in immediately available funds as set forth in Schedule II. Such purchase of such Vendor Loans shall be effected pursuant to an assignment agreement substantially in the form of Exhibit A-2, and such purchase from Ericsson of such Ericsson Local Claims shall be effected pursuant to a Brazilian law-governed assignment of credit rights substantially in the form of Exhibit C. At the time of execution of such assignment agreement, each Vesper S.A. Vendor and Newco shall also effect such party's respective resignation and appointment as facility agent pursuant to a substitution of facility agent agreement substantially in the form of Exhibit H-2.

            (d) The cash payment to Ericsson pursuant to the preceding clause
        (c) shall be deemed to include payment in full of the Ericsson Local Claims, which payment is being made for the benefit of Ericsson Local Vendor, converted into U.S. Dollars at the exchange rate in effect one Business Day prior to the Effective Date.

            SECTION 2.02. Capitalization of Vendor Loans and Ericsson Local Claims; Payment of Local Vendor Claims.

            (a) Newco, as lender/obligee under each of the Vendor Loans and Ericsson Local Claims purchased from the Vendors (including QUALCOMM) and their subsidiaries pursuant to Sections 2.01 and 2.03, shall exchange such Vendor Loans and Ericsson Local Claims for an equity interest in each such Operating Company, whereupon such Vendor Loans and Ericsson Local Claims shall be cancelled, in each case subject to approvals by the Central Bank with respect to Newco's capitalization in each such Operating Company and which approvals shall be sought promptly after the Effective Date.

            (b) The New Shareholders shall contribute equity to Newco pursuant to the terms of the Shareholders Agreement sufficient to allow Newco to contribute to each Operating Company equity sufficient to permit such Operating Company to pay in cash in immediately available funds the Local Vendor Claims payable to each relevant Local Vendor of such Operating Company in the amounts specified in Schedules V and VI. On the Effective Date, each Operating Company shall make arrangements satisfactory to the relevant Local Vendor for payment to such Local Vendor in cash in immediately available funds in Reals of the amounts specified in the preceding sentence and shall pay to the relevant Governmental Authority any CPMF tax payable by such Operating Company in respect of such payment. Any amount of Local Vendor Claims remaining unpaid after application of such payments shall be assigned to Newco for $1.00 pursuant to a Brazilian law-governed assignment of credit rights substantially in the form of Exhibit C, whereupon such remaining Local Vendor Claims shall be cancelled, in each case subject to approvals by the Central Bank with respect to Newco's capitalization in each such Operating Company and which approvals shall be sought promptly after the Effective Date.

            (c) Following the actions described in the preceding clauses (a) and
        (b), Newco shall contribute its equity interests in each of the Operating Companies for additional equity interests in the Brazilian Holding Company that is the parent of such Operating Company.

            SECTION 2.03. Exchange of QUALCOMM Loan. QUALCOMM, in its capacity as a Vesper S.A. Vendor, shall assign to Newco all outstanding Vendor Loans from QUALCOMM to Vesper S.A. in consideration for a note issued by Newco to QUALCOMM in the same aggregate principal amount of such Vendor Loans in substantially in the form of Exhibit E. Such assignment shall be effected pursuant to an assignment agreement substantially in the form of Exhibit A-2.

            SECTION 2.04. Capitalization of Newco by Existing Shareholders.

            (a) The Existing Shareholders or their affiliates shall, pursuant to the Shareholders Agreement, exchange (directly or indirectly through a subsidiary or affiliate) all of their equity in the Brazilian Holding Companies held immediately prior to the Restructuring for Ordinary Shares in Newco in the amounts and allocations as set forth in Schedule 1 of the Shareholders Agreement, which exchange shall be pursued promptly following the Effective Date.

            (b) Each of the Existing Shareholders or their affiliates shall, pursuant to the Shareholders Agreement, exchange all such Existing Shareholder's equity in Vento Parent for one Ordinary Share in Newco promptly following the Effective Date.

                SECTION 2.05. Contribution of AFACs.

            (a) Each of QUALCOMM do Brasil Ltda. and VeloCom do Brasil Ltda. shall convert all AFACs made by it to the Brazilian Holding Companies (and in turn to the Operating Companies) into shares in the Brazilian Holding Companies promptly following the Effective Date.

            (b) Each of QUALCOMM and VeloCom, as a New Shareholder, shall pursuant to the Shareholders Agreement, exchange, directly or through a subsidiary or affiliate, all equity in the Brazilian Holding Companies of each of QUALCOMM do Brasil Ltda. and VeloCom do Brasil Ltda., and resulting from the AFACs conversions described in paragraph (a) above, for Ordinary Shares in Newco in the amounts and allocations as set forth in Schedule 2 of the Shareholders Agreement, which exchange shall be pursued promptly after the Effective Date.

            SECTION 2.06. Issuance of Newco Warrants. The Vendors (except QUALCOMM) shall receive warrants for stock of Newco in the amounts listed on
Schedule 7 of the Shareholders Agreement (the Warrants), exercisable for a period of five years after the Effective Date, which Warrants shall be substantially in the form of Exhibit F.

            SECTION 2.07. Newco Registration Rights. The shareholders of Newco, including (without limitation) the Vendors, shall receive certain registration rights with respect to any stock of Newco such shareholder possesses, and in the case of the Vendors following any exercise of the Warrants, which rights shall be set forth pursuant to a registration rights agreement substantially in the form of Exhibit G.

            SECTION 2.08. Issuance of Management Stock Options in Newco. Newco shall provide a stock option plan in respect of Newco Ordinary Shares for the benefit of management of the Operating Companies, such plan to be set forth in a management stock option agreement, to be implemented at the direction of the majority of the Board of Directors of Newco within 90 days after the Effective Date. Such stock option plan will allow for the issuance of options for up to five percent of the fully diluted Ordinary Shares of Newco, issuable with a strike price equal to the fair market value at the time of issuance.

            SECTION 2.09. Subsequent Acts. The parties hereto agree that, notwithstanding anything in this Agreement to the contrary, upon the occurrence of the Effective Date, the Restructuring shall be deemed to have occurred for all purposes of the Transaction Documents, notwithstanding that certain actions contemplated by Article II are permitted to occur following the Effective Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                                    Obligors

            Each Obligor, as to itself, represents and warrants, individually and not jointly, as of the Effective Date to each other party hereto as follows in Sections 3.01 through 3.08.

            SECTION 3.01. Organization; Powers. Such Obligor is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect in respect of such Obligor, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be performed by such Obligor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, concordata, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions to be performed by such Obligor (a) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority (including ANATEL and the Central Bank with respect to such Transactions), except for (i) such as have been obtained or made and are in full force and effect, (ii) notarization and consularization of Transaction Documents executed outside of Brazil, (iii) prior authorizations of the Central Bank with respect to the conversion of Vendor Loans held by Newco for equity in its Brazilian subsidiaries (including the Operating Companies) and the amendment of the Certificate of Registration of Foreign Investment to evidence the current foreign shareholders and their ownership interests, (iv) those that the failure to have or obtain will not be material in respect of such Obligor, and (v) Brazilian Antitrust post-Effective Date filings and approvals, (b) will not violate any applicable law or regulation (including regulations of the Central Bank or ANATEL) or the charter, by-laws or other organizational documents of such Obligor or any order of any Governmental Authority (including ANATEL) having jurisdiction, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its assets and (d) as to any Obligor that is an Operating Company will not result in the invalidity of the Mirror license of such Operating Company.

            SECTION 3.04. Compliance with Laws and Agreements. Such Obligor is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect in respect of such Obligor.

            SECTION 3.05. Taxes. Such Obligor has filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves.

            SECTION 3.06. Newco Ownership. In the case only of Newco, after giving effect to the actions contemplated by Article II, Newco shall directly or indirectly own all of the shares of the Operating Companies.

            SECTION 3.07. Solvency. Immediately after giving effect to the actions contemplated by Article II, such Obligor is Solvent.

            SECTION 3.08. Disclosure. The information (taken as a whole) in each document, certificate or written statement furnished to the Vendors or their agents or advisors by or on behalf of each Obligor or New Shareholder on or prior to the Effective Date with respect to the business, assets, results of operation or financial condition of any Obligor was true and correct in all material respects on the dates as of which such information was furnished; provided that with respect to projections, estimates or other expressions of view as to future circumstances, each Obligor represents only that such information was prepared in good faith based upon assumptions as to all matters material thereto believed to be reasonable at the time; provided, further, that no representation or warranty is made that any projection, estimates, or other expressions of view will actually be realized; and provided, further, that no representation or warranty is furnished by any party to the Vendors or their agents or advisors with respect to any legal analysis or any interpretation of regulatory affairs that may have been furnished to the Vendors or their agents or advisors by or on behalf of any Obligor or New Shareholder.

                                  Other Parties

            Each party to this Agreement other than the Obligors, in each case as to itself (and in the case of the Vendors, as to its Brazilian subsidiaries), represents and warrants, individually and not jointly, as of the Effective Date to each other party hereto as follows in Sections 3.09 through 3.11.

            SECTION 3.09. Organization; Powers. Such Person is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to carry on its business as now conducted.

            SECTION 3.10. Authorization; Enforceability. The Transactions to be performed by such Person are within such Person's corporate powers and have been duly authorized by all necessary corporate and shareholder action. This Agreement has been duly executed and delivered by such Person and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by such Person will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, concordata, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 3.11. Governmental Approvals; No Conflicts. The Transactions to be performed by such Person (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) notarization and consularization of Transaction Documents executed outside of Brazil and (iii) those that the failure to have or obtain will not have a material adverse effect on its ability to perform its obligations under the Transaction Documents to which it is a party, (b) will not violate any applicable law or regulation (including regulations of the Central Bank or ANATEL, if applicable) or the charter, by-laws or other organizational documents of such Person or any order of any Governmental Authority having jurisdiction and (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Person or its assets.

                                New Shareholders

            SECTION 3.12. New Shareholder Representation. Each New Shareholder, as to itself, represents and warrants, individually and not jointly, as of the Effective Date, that it is not engaged in ongoing negotiations (or ongoing discussions regarding the substantive terms of), nor does it have agreements or understandings, with third parties regarding, any direct or indirect sale to such parties of any equity interest in any Obligor, except as otherwise contemplated by the Transaction Documents, it being agreed and understood that discussions with the persons or entities (or their affiliates) listed in
Schedule IV have previously occurred.

                                   ARTICLE IV

                                   CONDITIONS

            The obligations of the parties to this Agreement to effect the Restructuring shall be subject to the satisfaction, in all material respects, of each of the following conditions:

                (a) Executed Counterparts. Receipt from each other party hereto of a counterpart of this Agreement and each other Transaction Document to which such other party is intended to be a party signed on behalf of such other party or satisfactory written evidence (which may include a fax transmission of signed signature pages) that such other party has signed a counterpart of this Agreement and each such other Transaction Document, in any case notarized as necessary.

                (b) Organizational Documents. Receipt of such documents and certificates as may be reasonably requested relating to (1) the organization, existence and (if relevant) good standing of each Obligor, and the authorization by each Obligor of the Transactions to be performed by such Obligor, (2) the authorization by each Existing Shareholder and New Shareholder of the Transactions to be performed by such

        Shareholder and (3) satisfactory evidence of all governmental filings and approvals required to effect the Transactions (other than in respect of any security interests related to the Transactions), all of which shall be reasonably satisfactory to each of the Vendors.

                (c) Opinions of Counsel. Receipt of favorable written opinions in form and substance reasonably satisfactory to the Vendors (addressed to the parties hereto and dated the Effective Date) of:

                (i) Pinheiro Neto Advogados, Brazilian counsel for the Operating Companies and the Brazilian Holding Companies; and

                (ii) Maples and Calder, Cayman Islands counsel for Newco.

                (d) Secured and Unsecured Creditors. The Operating Companies shall have reached agreement, in form and on terms reasonably satisfactory to the parties hereto, with each secured and unsecured creditor of the Operating Companies holding Indebtedness specified on
        Schedule III for the restructuring of such Indebtedness to such creditors.

                (e) Approvals. All governmental and third party consents, authorizations, approvals, notices, filings and any other acts necessary (including any required to be delivered by ANATEL or the Central Bank) in connection with the Transactions (other than in respect of any security interests related to the Transactions) or in connection with the continuing validity of the Mirror license in respect of each such Operating Company shall have been obtained and be in full force and effect, except for those referred to in subclauses (ii), (iii), (iv) and
        (v) of Section 3.03(a).

                (f) Representations and Warranties. The representations and warranties of each other party in this Agreement and in each of the other Transaction Documents to which such other party is a party, shall be true and correct in all material respects on and as of the Effective Date.

                (g) Existing Shareholders. The Existing Shareholders shall have reached agreement related to the Operating Companies and any related matters with respect to any claims among such parties under shareholding agreements for the Brazilian Holding Companies.

                (h) VeloCom Solvency. VeloCom shall have delivered an officers' certificate in substantially the form of Exhibit I.

                (i) General Release. Receipt of general releases executed by each party thereto in substantially the forms of Exhibits B-1 and B-2.

                (j) Exchange of Indebtedness. The Vesper Sao Paulo S.A. Vendors shall have exchanged all Vendor Loans to Vesper Sao Paulo Cayman for all debt instruments issued by Vesper Sao Paulo S.A. to Vesper Sao Paulo Cayman through execution and delivery of an exchange and assignment agreement substantially in the form of Exhibit J, which exchange shall occur immediately prior to the Restructuring upon receipt by the Vesper Sao Paulo S.A. Vendors of a favorable written opinion in form and substance reasonably satisfactory to such Vendors of Pinheiro Neto Advogados with respect to such exchange and assignment (it being agreed and acknowledged, for the avoidance of doubt, that, following such exchange, such debt instruments shall constitute Vendor Loans).

                (k) Furukawa Industrial S/A. The Obligors and Ericsson, for itself and on behalf of its subsidiaries, shall have reached agreement, in form and on terms satisfactory to the Obligors and Ericsson, for itself and on behalf of its subsidiaries, with Furukawa Industrial S/A, with respect to that certain indemnity arrangement between Ericsson, or its subsidiaries, and Furukawa Industrial S/A for certain obligations arising under the Ericsson Guaranty (as defined in the QUALCOMM/Ericsson Note Purchase Agreement defined in the Common Terms Agreement referenced in Recital B).

                (l) Vendors. Each of Nortel Networks Limited and Lucent Technologies Inc., for itself and on behalf of its subsidiaries, shall have reached agreement and executed general releases with Harris Corporation, for itself and on behalf of its subsidiaries, with respect to any claims under supply agreements and other arrangements among such parties related to the Operating Companies and Brazilian Holding Companies.

            All of the Transactions contemplated hereby to occur on the Effective Date shall occur on the Effective Date in order for the Restructuring to occur and, if any such Transaction does not so occur, none of the Transactions will be deemed to have occurred.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

            Each of the parties to this Agreement, specified below, individually and not jointly, covenants and agrees, in each case as to itself, with the other parties as follows.

            SECTION 5.01. New Shareholder Contributions. The New Shareholders will, on and subject to the terms and conditions of the Shareholders Agreement, make equity contributions to Newco in the amounts as specified therein.

            SECTION 5.02. Repair Services. Each Vendor that is, or whose affiliate is, a party to a supply or related agreement that shall be terminated as a condition precedent to the Effective Date agrees to provide ongoing repair services to the relevant Operating Company, at such Operating Company's request, for those products provided by such Vendor or affiliate thereof that would (had such agreement not been terminated) have been subject to warranty by such Vendor or affiliate (Covered Products) on terms to be determined in good faith, which in the case of pricing and payment terms for spare or replacement parts or spare or replacement equipment for Covered Products (Hardware Spares) or the provision of installation and repair services for Hardware Spares or Covered Products, as applicable, will be based on the next sentence (it being understood that such Vendor or affiliate shall only be obligated to provide Hardware Spares for a period of 18 months from the Effective Date and only to the extent such

Hardware Spares are otherwise available). Each of the relevant Operating Company and such Vendor (also on behalf of its affiliates) agrees to negotiate in good faith on pricing and payment terms for the sale of Hardware Spares and the provision of installation and repair services for Hardware Spares or Covered Products, as applicable, to the relevant Operating Company (it being understood that the Vendors are not obligated to extend trade credit to any Operating Company, that all of the aforesaid supply and related agreements shall have been and shall continue to remain terminated in all respects pursuant to the terms of the releases delivered in accordance with paragraph (i) of Article IV hereof, and that at no time shall the Vendors be obligated to provide any Hardware Spares or installation or repair services for Hardware Spares or Covered Products, as applicable, under the terms of such terminated supply and related agreements); provided that in the event that agreement on pricing terms cannot be reached in respect of Hardware Spares manufactured by such Vendor or its affiliate (Manufactured Spares) or installation or repair services for Manufactured Spares or Covered Products manufactured by such Vendor or its affiliate (Manufactured Products) and the relevant supply or related agreements in effect prior to termination on the Effective Date contain specific pricing terms for such Manufactured Spares and installation and repair services for Manufactured Spares or Manufactured Products, as applicable, then the pricing terms shall be those specified in the relevant supply or related agreement (either in Dollars or converted to Dollars as of the Effective Date), including any price adjustments therein provided, plus, in the case of pricing originally denominated in Reals, 25%. For the avoidance of doubt, the proviso to the immediately preceding sentence shall not apply to (i) installation or repair services other than installation or repair of Manufactured Spares or Manufactured Products, as applicable, or (ii) Manufactured Spares or installation and repair services for which the relevant supply or related agreement does not contain specific pricing terms (for example, to the extent such agreement specifies "most favored customer" or similar pricing or provides for "free" updates and the like). Without limiting any obligations that it may have under applicable law in respect thereof, each Vendor shall (and shall cause its affiliates to) in good faith provide customary last-time buy provisions to the relevant Operating Company with respect to any Manufactured Spares and will provide to the relevant Operating Company prior notice of its discontinuance of any such Manufactured Spares. To the extent that a Vendor agrees to provide trade credit, and without obligating such Vendor to so provide such trade credit, terms of payment shall be subject to the relevant Vendor's customer credit limits set at the Vendor's sole discretion, with customary milestones and associated progress payments for Manufactured Spares, delivery and the provision of installation and repair service. The Operating Companies shall secure all payment obligations to the Vendors by customary forms of payment security, such as letters of credit, in form and substance reasonably satisfactory to the Vendors.

            SECTION 5.03. Public Disclosure. Each of the parties hereto agrees to consult with each other party and obtain each such party's consent (which shall not be unreasonably withheld) before issuing any press release or otherwise making any public disclosure with respect to any of the Transactions and shall not issue any such press release or make any such public statement prior to such consultation and consent, except as may be required by applicable laws or regulations or any listing agreement with a national securities exchange; provided that the consent of any party hereto that is a controlled subsidiary of any other party hereto may be provided by such other party; and provided, further, that the parties intend to agree prior to the Effective Date on releases to be initially issued by such parties in respect of the Restructuring.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, mail or overnight courier service, or sent by fax, as follows:

                (a) If to VeloCom, VeloCom Cayman Brasil Holdings or VeloCom do Brasil Ltda.:

                5613 DTC Parkway, Suite 1100
                Greenwood Village, CO  80111
                Fax:  (303) 874-1125
                Phone:  (303) 874-1120
                Attention:  Chief Executive Officer
                With Copy to:  General Counsel


                (b)  If to QUALCOMM Incorporated or QUALCOMM do Brasil Ltda.:

                5775 Morehouse Drive
                San Diego, CA  92121
                Attention:  President
                Fax:  (858) 658-2500

                With copy to:
                Attention:  General Counsel
                Fax:  (858) 658-2503

                (c)  If to any Operating Company or Brazilian Holding Company:

                Vesper Sao Paulo S.A.
                Av. Das Nacoes Unidas, 4777/10(0)Andar
                05477-000 Sao Paulo SP Brasil
                Attention:  General Counsel
                Fax:  011 5511 6489 7505
                Phone:  011 5511 3489 7445

                With copy to:
                VeloCom Inc.
                Attention:  General Counsel
                Fax:  (303) 874-1125

                With copy to:
                QUALCOMM Incorporated
                Attention:  General Counsel
                Fax:  (858) 658-2503

                (d)  If to Newco:

                Vesper Holding, Ltd.
                c/o Maples and Calder
                Ugland House
                P.O. Box 309
                George Town
                Grand Cayman, Cayman Islands

                With copy to:
                VeloCom Inc.
                Attention:  General Counsel
                Fax:  (303) 874-1125

                With copy to:
                QUALCOMM Incorporated
                Attention:  General Counsel
                Fax:  (858) 658-2503

                (e) If to Bell Canada International (Brazil Telecom I) Limited or Bell Canada International (Megatel) Limited:

                Bell Canada International Inc.
                1000 de la Gauchetiere St. West
                Suite 1100
                Montreal, Quebec

                H3B 4Y8

                Attention:  Vice-President, Law and Corporate; Secretary
                Fax:  (514) 392-2342

                (f)  If to Lucent Technologies Inc.:

                600-700 Mountain Avenue
                Murray Hill, NY  07974-0636
                Attention:  Doug Stephens
                Fax:  (908) 582-2237
                Phone:  (908) 582-0368

                (g)  If to Nortel Networks Limited:

                8200 Dixie Road
                Suite 100
                Brampton, Ontario
                L6T 5P6
                Attention:  Treasurer
                Fax:  (905) 863-8258
                Phone:  (905) 863-6613

                With copy to:
                Nortel Networks (CALA) Inc.
                1500 Concord Terrace
                Sunrise, Florida  33323-2815
                Attention:  Corporate Secretary
                Fax:  (954) 851-8900
                Phone:  (954) 851-8930

                (h) If to Telefonaktiebolaget LM Ericsson (Publ.):

                6455 Lusik Boulevard
                San Diego, California  92121
                Attention:  CFO
                Fax:  (858) 332-7388
                Phone:  (858) 332-6202

                (i) If to Harris Corporation:

                Harris Corporation
                Building A/1250
                1025 W NASA Blvd.
                Melbourne, Florida  32919
                Attention:  Jeffrey Morrill
                Fax:  (321) 727-9284
                Phone:  (321) 727-9395

                With copy to:
                Marie Wilson, Esq.
                Harris Corporation
                Microwave Communications Division
                350 Twin Dolphin Drive
                Redwood Shores, CA  94065
                Fax:  (650) 594-3524
                Phone:  (650) 594-3218

            Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective upon receipt.

            SECTION 6.02. No Deemed Waivers; Remedies Cumulative. No failure or delay by any party to this Agreement in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each party hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have.

            SECTION 6.03. Expenses; No Indemnification. Each party hereto and to the other Transaction Documents shall be solely responsible for any and all out-of-pocket expenses, fees, charges, disbursements of any counsel and any other costs it or any of its agents incurs in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents (whether or not Restructuring shall be consummated). For the avoidance of doubt, any prior, present or future claim for expenses or other costs under the Vendor Loans that may have accrued to the Vendors or their subsidiaries (including the Local Vendors) shall be deemed extinguished in their entirety pursuant to the releases to be completed pursuant to Article 4(i). Notwithstanding the foregoing, any expenses or other costs incurred by a New Shareholder may be paid by any Obligor (including Newco) if such New Shareholder contributes additional equity to Newco for the benefit such Obligor pursuant to Section 3.2(c) of the Shareholders Agreement contemporaneously with such payment.

            SECTION 6.04. Survival. All covenants, agreements, representations and warranties made by each party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Effective Date, regardless of any investigation made by any such other party or on its behalf and notwithstanding that such other party may have had notice or knowledge of any breach or incorrect representation or warranty as of the Effective Date.

            SECTION 6.05. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The Transaction Documents constitute the entire agreement between and among the parties relating to the subject matter thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter thereof. This Agreement shall become effective when it shall have been executed by all parties listed on the signature pages hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 6.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 6.07. Governing Law; Jurisdiction; Service of Process; Etc.

            (a) Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

            (b) Submission to Jurisdiction. Each party to this Agreement hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Transaction Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereby irrevocably submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each party to this Agreement further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

            (c) Process Agent. Each of Newco and each Operating Company, Brazilian Holding Company and New Shareholder hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon Corporation Service Company, presently located at 80 State Street, Albany, New York 12207, U.S.A. (the Process Agent), and each of Newco and each Operating Company, Brazilian Holding Company and New Shareholder hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to Newco or any Operating Company, Brazilian Holding Company or New Shareholder, as the case may be, shall not impair or affect the validity of such service or of any judgment based thereon. Each of Newco and each Operating Company, Brazilian Holding Company and New Shareholder hereby further irrevocably consents, and each other party to this Agreement consents, to the service of process in any suit, action or proceeding in such courts by the mailing thereof by registered or certified mail, postage prepaid, at its address set forth in Section 6.01.

            (d) Other Service. Nothing herein shall in any way be deemed to limit the ability of the any party hereto to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any other party in such other jurisdictions, and in such manner, as may be permitted by applicable law.

            (e) Waiver of Venue. Each party to this Agreement hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 6.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 6.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 6.10. Confidentiality. Each party hereto agrees to maintain the confidentiality of the Information (as defined below) and not disclose the Information to any third party without the prior written consent of all other parties hereto, except that Information may be disclosed (i) to such party's directors, officers, employees, affiliates, partners, controlling Persons and agents, including accountants, legal counsel, financial advisors, consultants and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Section), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena, civil investigative demand or similar legal process, (iv) to any other Person that, as of the date hereof, holds debt securities or other instruments of Indebtedness of the Operating Companies, (v) to any other Person that seeks to hold debt or equity securities of any of the Obligors (provided that such Person agrees to be bound by terms substantially similar to those set forth in this Section); (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (a) any assignee of any such party of its rights or obligations under this Agreement and the other Transaction Documents to which it is a party or (b) any assignee of any Person holding existing debt securities of an Obligor; or (vii) as permitted by Section 5.03; provided that, with respect to clauses (ii) and (iii) only, such party has not taken action that caused or could reasonably have been foreseen to cause such legal obligation for disclosure and such action (other than entering into this Agreement) could have reasonably been avoided; provided, further, that if such party must provide information for any regulatory filing, such party shall request confidential treatment with respect to all such filings in respect of the Transactions. For the purposes of this Section, Information means all information received by such party from any other party to this Agreement or any other Transaction Document relating to such other party or its business provided in respect of the Transactions (including, without limitation, the Supply Agreements Information (as such term is defined in the Form of Vesper S.A. Release set forth as Exhibit B-1 hereto) and the Supply Contract Information (as such term is defined in the Form of Vesper Sao Paulo S.A. Release set forth as Exhibit B-2 hereto)); provided that, in the case of information received from such other party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Nothing in this Section shall be prevent the use of Information in connection with the assertion of any defense or claim by any party hereto.

            SECTION 6.11. Amendment. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified without the consent of each of the parties hereto.



              [The remainder of this page intentionally left blank]

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.


            IN WITNESS WHEREOF, the parties hereto have caused this Restructuring Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            VESPER SAO PAULO S.A.

                                            By:_____________________
                                            Name:
                                            Title:

                                            By:_____________________
                                            Name:
                                            Title:

                                            VESPER S.A.

                                            By:_____________________
                                            Name:
                                            Title:

                                            By:_____________________
                                            Name:
                                            Title:

                                            VESPER SAO PAULO CAYMAN

                                            By:_____________________
                                            Name:
                                            Title:

                                            By:_____________________
                                            Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.


                                            VESPER HOLDING SAO PAULO S.A.

                                            By:_____________________
                                            Name:
                                            Title:

                                            By:_____________________
                                            Name:
                                            Title:

                                            VESPER HOLDING S.A.

                                            By:_____________________
                                            Name:
                                            Title:

                                            By:_____________________
                                            Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.



Sworn to before me this                     VESPER HOLDING, LTD.
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.



Sworn to before me this                     VELOCOM CAYMAN BRASIL HOLDINGS
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     VELOCOM INC.
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

                                            VELOCOM DO BRASIL LTDA.

                                            By:_____________________
                                            Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.



Sworn to before me this                     QUALCOMM DO BRASIL LTDA.
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:


Sworn to before me this                     QUALCOMM INCORPORATED
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     BELL CANADA INTERNATIONAL (BRAZIL
___ day of ____________.                    TELECOM I) LIMITED

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

Sworn to before me this                     BELL CANADA INTERNATIONAL (MEGATEL)
                                            LIMITED

___ day of ____________.


_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.



Sworn to before me this                     NORTEL NETWORKS LIMITED
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.


Sworn to before me this                     LUCENT TECHNOLOGIES INC.
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.



Sworn to before me this                     TELEFONAKTIEBOLAGET LM ERICSSON
___ day of ____________.                    (PUBL.)

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title:

This is a signature page of the Restructuring Agreement and shall constitute an integral part hereof.



Sworn to before me this                     HARRIS CORPORATION
___ day of ____________.

_______________________                     By:_____________________
Notary Public                               Name:
                                            Title: